Exhibit 10.3

AMENDMENT TO

CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT TO THE CHANGE IN CONTROL AGREEMENT (the “Amendment”) is made as of April 26, 2010 by and between Office Depot, Inc., a Delaware corporation (the “Company”) and Charles E. Brown (the “Executive”).

WHEREAS, the Company and Executive are parties to one or more prior change in control agreements and/or amendments thereto, or extensions thereof, including without limitation a Change in Control Agreement amended and restated effective as of February 25, 2008 (herein referred to as the “Change in Control Agreement”); and

WHEREAS, in connection with the agreement of the parties to enter into an amendment to the Executive’s employment agreement, the parties desire to also amend the Change in Control Agreement by entering into this Amendment thereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 5(c) of the Change in Control Agreement shall be amended by deleting the last sentence of the last paragraph.

2.	In all respects not above amended, the Change in Control Agreement is hereby ratified and confirmed.

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IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Amendment to be executed in its name on its behalf by its duly authorized representative, all as of the date first written above.

OFFICE DEPOT, INC.

By:	/s/ Steve Odland
Steve Odland
Chairman and Chief Executive Officer

EXECUTIVE

By:	/s/ Charles E. Brown
Charles E. Brown

Date:	04/26/10